UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2012

ALEXANDER & BALDWIN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)
_____________________

HAWAII (State or Other Jurisdiction of Incorporation)	333-179524 (Commission File Number)	45-4476521 (I.R.S. Employer Identification No.)
822 Bishop Street, P.O. Box 3440 Honolulu, Hawaii (Address of Principal Executive Offices)		96801 (Zip Code)
Registrant's telephone number including area code: (808) 525-6611
No change since last report (Former Name or Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information set forth under the headings "A&B Financing" and "Matson Financing" in Item 2.01 is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Holding Company Reorganization

On June 6, 2012, Alexander & Baldwin Holdings, Inc., a Hawaii corporation ("Holdings" or the "Company"), completed its previously-announced holding company reorganization pursuant to the Agreement and Plan of Merger, dated as of February 13, 2012 (the "Merger Agreement"), by and among Holdings, Alexander & Baldwin, Inc., a Hawaii corporation ("A&B"), and A&B Merger Corporation, a Hawaii corporation ("Merger Sub"). The Merger Agreement was approved and adopted by A&B’s shareholders at A&B’s annual meeting of shareholders, which was held on May 11, 2012, and by Holdings as the sole shareholder of Merger Sub.

The Merger Agreement provided for the merger of Merger Sub with and into A&B, with A&B surviving as a wholly owned subsidiary of Holdings (the "Merger"), and the conversion of each share of common stock, without par value, of A&B ("A&B Common Stock"), issued and outstanding immediately prior to the effective time of the Merger, into one share of common stock, without par value, of Holdings ("Holdings Common Stock"). Each outstanding option to acquire shares of A&B Common Stock was automatically converted into an option to acquire an identical number of shares of Holdings Common Stock. In addition, each outstanding restricted stock unit award or deferred stock award covering shares of A&B Common Stock was automatically converted into a restricted stock unit award or deferred stock award covering an identical number of shares of Holdings Common Stock.  The shares of A&B Common Stock reserved under each A&B equity incentive plan assumed by Holdings in the Merger were also converted into shares of Holdings Common Stock on a one-for-one basis.

Upon completion of the Merger, Holdings replaced A&B as the publicly held corporation through which A&B's operations are conducted, and the holders of A&B Common Stock now hold the same number of shares and same ownership percentage of Holdings as they held of A&B immediately prior to the Merger. As of June 7, 2012, shares of Holdings Common Stock commenced trading on the New York Stock Exchange under the symbol "ALEX," which was previously the A&B symbol.

The directors and executive officers of Holdings immediately following the Merger are the same individuals who were directors and executive officers, respectively, of A&B immediately prior to the Merger.

Upon completion of the Merger, Holdings Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), Holdings is the successor issuer to A&B.

The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Holdings’ Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "SEC") on February 15, 2012, as amended and supplemented (the "Registration Statement").

Maritime Restrictions

As described in proxy statement/prospectus that forms a part of the Registration Statement, shares of Holdings Common Stock are subject to certain ownership limitations (the "Maritime Restrictions").  The Maritime Restrictions are designed to help preserve the Company's status as a U.S. citizen under certain U.S. maritime and vessel documentation laws (popularly referred to as the Jones Act) by, among other things, limiting the percentage of outstanding shares of Holdings Common Stock that may be owned (of record or beneficially) or controlled in the aggregate by non-U.S. citizens (as defined by the Jones Act) to a maximum permitted percentage of 22%.

Internal Reorganization

Following consummation of the Merger, Holdings caused the following transactions to be effected on June 7, 2012:

•	A&B was converted (the "A&B LLC Conversion") to a Hawaii limited liability company, Alexander & Baldwin, LLC ("A&B LLC");

•	A&B LLC distributed all of the outstanding equity interests of Matson Navigation Company, Inc., a Hawaii corporation ("Matson"), to Holdings; and

•	Holdings contributed all of the outstanding equity interests of A&B LLC to A & B II, Inc., a Hawaii corporation and a direct, wholly owned subsidiary of Holdings ("New A&B").

Separation

It is expected that Holdings will enter into a Separation and Distribution Agreement, and certain related ancillary agreements (forms of which were filed as exhibits to New A&B's Registration Statement on Form 10 filed with the SEC on February 4, 2012, as amended and supplemented) with New A&B to effect the previously-announced plan to separate the Company into two independent, publicly traded companies (New A&B, comprising A&B's real estate and agriculture businesses, and Holdings (to be renamed Matson, Inc.), comprising A&B's transportation businesses) (the "Separation").  In the Separation, Holdings will distribute, on a pro rata basis, to its shareholders all of the issued and outstanding common stock of New A&B.

On June 6, 2012, Holdings received a favorable private letter ruling from the U.S. Internal Revenue Service confirming the tax-free nature of the Separation.

A&B Financing

On June 4, 2012, A&B entered into an amended three-year unsecured note purchase and private shelf agreement, dated as of June 4, 2012 ("A&B Note Agreement") with Prudential Investment Management, Inc. ("PIM) and certain affiliates of PIM party thereto (individually and, collectively with PIM, "Prudential") under which A&B LLC may issue notes in an aggregate amount up to $300 million less the sum of all principal amounts then outstanding on any notes issued by A&B LLC (or, prior to the A&B LLC Conversion, A&B) or any of its subsidiaries to Prudential and the amount of any such notes then committed to be purchased by Prudential. The A&B Note Agreement is contingent upon the consummation of the Separation and replaces a $50 million private shelf agreement between A&B and Prudential dated April 25, 2001 and a $400 million private shelf agreement between A&B and Prudential dated April 19, 2006, as amended.

Under the A&B Note Agreement, approximately $207 million of existing notes, consisting of the Series A Notes, Series B Notes, Series C Notes, Series D Notes, and 2001 Notes (collectively, the "A&B Pru Notes"), will be amended or replaced in connection with the Separation. The interest rates of the A&B Pru Notes remain unchanged, but the Series AX Notes, Series BX Notes, and Series CX Notes will extend the maturity dates of the Series A Notes, Series B Notes, and Series C Notes which they replace. A summary of the terms of the amended A&B Pru Notes is as follows:

Notes	Outstanding as of June 4, 2012 (in millions)	Interest Rates	Final Maturity
Series A Notes	$37.5	5.53%	2024
Series B Notes	$50.0	5.55%	2026
Series C Notes	$25.0	5.56%	2026
Series D Notes	$90.0	6.90%	2020
2001 Notes	$4.0	4.10%	2012

Interest will be paid semi-annually and the principal under the A&B Pru Notes will be repaid in annual installments, according to the following schedule ($ in millions):

Principal Payments

2012	$4.0
2013	5.0
2014	5.0
2015	14.0
2016	14.0
2017	16.3
2018	17.2
2019	17.3
2020	17.3
2021	17.1
2022	18.1
2023	18.1
2024	18.1
2025	19.0
2026	6.0
Total	$206.5

Principal negative covenants contained in the A&B Note Agreement include the requirements that:

(a)
A&B LLC’s consolidated shareholders equity not be less than the sum of $612 million plus, to the extent positive, 25 percent of consolidated net income for each fiscal quarter ended after March 31, 2012;

(b)
A&B LLC’s ratio of adjusted earnings before interest, taxes, depreciation and amortization (commonly referred to as "EBITDA") to fixed charges, as defined, not be less than 1.50 to 1.00 at the end of any fiscal quarter;

(c)	A&B LLC’s ratio of debt to total adjusted asset value, as defined, not be greater than 0.50 to 1.00;

(d)	A&B LLC’s ratio of unencumbered income producing assets value to unsecured debt, as defined, not be less than 1.75 to 1.00; and

(d)	The aggregate principal amount of priority debt, as defined, at any time not exceed 20 percent of total adjusted asset value, as defined.

Subject to the requirements noted above, the A&B Note Agreement permits, subject to certain conditions, A&B LLC to mortgage new development properties and to place liens against existing and future developed real estate. Additionally, prepayment of amounts borrowed under the A&B Note Agreement may be made in whole or in part at par plus a yield maintenance premium, as defined.

On June 4, 2012, A&B entered into an agreement (the "A&B Revolving Credit Agreement") with First Hawaiian Bank ("FHB"), Bank of America, N.A. ("BAML"), and the other lenders party thereto, for a revolving credit facility. The A&B Revolving Credit Agreement supersedes A&B's $230 million Credit Agreement, dated August 5, 2011, with FHB, BAML, and the other lenders party thereto.

The A&B Revolving Credit Agreement, which expires five years after the initial funding date, as defined, provides A&B LLC with an aggregate $260 million, 5-year unsecured commitment ("A&B Senior Credit Facility"), with an uncommitted $90 million increase option. The A&B Senior Credit Facility also provides for a $100 million sub-limit for the issuance of standby and commercial letters of credit and a $50 million sub-limit for swing line loans.

The A&B Senior Credit Facility is subject to commitment fees, letter of credit fees and interest on draws based on A&B LLC’s ratio of total debt to total adjusted asset value ("A&B Credit Ratio"), as defined. Commitment fees and letter of credit fees are computed using rates tied to a sliding scale, which range from 0.15% to 0.35% for commitment fees and 1.50% to 2.50% for letter of credit fees, based on the A&B Credit Ratio.  Interest rates on draws under the A&B Senior Credit Facility are also tied to a sliding scale of rates based on the A&B Credit Ratio, plus London Interbank Offered Rate ("LIBOR") for the applicable borrowing period.  These rates range from 1.50% to 2.50% plus LIBOR. Alternatively, A&B may select an interest rate based on a "base rate option," as defined in the agreement.

Amounts drawn under the A&B Senior Credit Facility are expected to bear interest at rates ranging from 1.70% to 1.90% plus LIBOR, based on estimates of A&B’s Credit Ratio. The maturity date for draws under the A&B Senior Credit Facility ranges from one week to six months, at A&B LLC’s option. Amounts drawn under the swing line bear interest at a rate agreed between A&B LLC and BAML, and swing line loans mature no later than ten business days from the date of the draw.

The A&B Revolving Credit Agreement contains various restrictive covenants that are substantially the same as those contained in the A&B Note Agreement. Both the A&B Revolving Credit Agreement and the A&B Note Purchase Agreement contain customary representations and warranties and events of default.

The foregoing description of the terms of the A&B Note Agreement and the A&B Revolving Credit Agreement is qualified in its entirety by reference to the A&B Note Agreement and the A&B Revolving Credit Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively.

Matson Financing

On June 4, 2012, Matson entered into an amended and restated note agreement, dated as of June 4, 2012 ("Matson Note Agreement") with The Prudential Insurance Company of America, Pruco Life Insurance Company, The Prudential Life Insurance Company, Ltd., Gibraltar Life Insurance Co. Ltd., Prudential Annuities Life Assurance Corporation and Prudential Arizona Reinsurance Universal Company, that will be assigned to and assumed by the Company (to be renamed “Matson, Inc.”) in connection with the Separation.  Pursuant to the Matson Note Agreement, and subject to the satisfaction of the conditions precedent contained therein (which include consummation of the Separation), Matson, Inc. will issue new senior unsecured notes in an aggregate amount of $170 million ("Series C Notes") and modify the existing Matson Series B Notes to effect a collateral release upon consummation of the Separation, assign Matson’s obligations thereunder to the Company, and increase the coupon for the remaining life (collectively, the "Matson, Inc. Pru Notes").  Matson and certain other subsidiaries of the Company will become guarantors under the Matson, Inc. Pru Notes.  Following the Separation, the Matson, Inc. Pru Notes and Matson’s Title XI Bonds will constitute all of the outstanding Company and Matson term debt.  A summary of the terms of the new and amended Matson, Inc. Pru Notes together with the Matson Title XI Bonds is as follows:

Matson, Inc. Pru Notes	Principal Amount	Interest Rate	Final Maturity
Series B Notes	$56.0	5.79%	2020
Series C1 Notes	$77.5	3.66%	2023
Series C2 Notes	$55.0	4.16%	2027
Series C3 Notes	$37.5	4.31%	2032

Matson Title XI	Principal Amount	Interest Rate	Final Maturity
Maunawili	$38.5	5.27%	2029
Manukai	$36.3	5.34%	2028

Interest on the Matson, Inc. Pru Notes will be paid semi-annually and the principal under the Matson, Inc. Pru Notes will be repaid in annual installments, according to the following schedule ($ in millions):

	Principal Payments
	Matson, Inc.	Matson Nav
	Pru Notes	Title XI	Total
2012	$ 3.5	$ 2.2	$ 5.7
2013	7.0	4.4	11.4
2014	7.0	4.4	11.4
2015	16.1	4.4	20.5
2016	16.1	4.4	20.5
2017	23.8	4.4	28.2
2018	23.8	4.4	28.2
2019	23.8	4.4	28.2
2020	20.3	4.4	24.7
2021	16.8	4.4	21.2
2022	16.8	4.4	21.2
2023	12.2	4.4	16.6
2024	7.7	4.4	12.1
2025	7.7	4.4	12.1
2026	7.7	4.4	12.1
2027	5.0	4.4	9.4
2028	2.4	4.4	6.8
2029	2.4	2.2	4.6
2030	2.4	-	2.4
2031	2.4	-	2.4
2032	1.2	-	1.2
Total	$ 226.0	$ 74.8	$ 300.8

Principal negative covenants contained in the Matson Note Agreement include, but are not limited to, the requirements that the Company:

(a)	Not permit the ratio of debt to EBITDA to exceed 3.25x for each fiscal four quarter period except for temporary one-time four quarter step-ups under certain pre-defined circumstances;

(b)	Not permit the ratio of EBITDA to interest expense as of the end of any fiscal four quarter period to be less than 3.50 to 1.00; and

(c)
Not permit the aggregate principal amount of Priority Debt, as defined in the Matson Note Agreement, at any time to exceed 20% (subject to reduction to 17.5% upon the earlier of December 31, 2017 and upon the occurrence of certain events) of Consolidated Tangible Assets, as defined in the Matson Note Agreement; and not permit the aggregate principal amount of Priority Debt that is not Title XI Priority Debt at any time to exceed 10% of Consolidated Tangible Assets, as defined in the Matson Note Agreement.

Subject to the requirements noted above, the Matson Note Agreement generally restricts the incurrence of liens except for permitted liens, including, without limitation, liens securing Title XI Debt (as defined in the Matson Note Agreement) up to certain thresholds.  Additionally, prepayment of amounts borrowed under the Matson Note Agreement may be made in whole or in part at par plus a yield maintenance premium, as defined.

Approximately $160 million of the proceeds of the new Matson, Inc. Pru Notes are anticipated to be used to repay a comparable portion of the initial borrowing under the new Matson, Inc. Revolving Credit Agreement described below.

On June 4, 2012, Matson entered into an agreement (the "Matson, Inc. Revolving Credit Agreement") with FHB, BAML and the other lenders party thereto.  The Matson, Inc. Revolving Credit Agreement supersedes the Matson's $125 million Credit Agreement dated August 5, 2011, with FHB, BAML and the other lenders party thereto (the “Matson Current Revolver”).  The Company will assume Matson’s obligations and become the borrower under the Matson, Inc. Revolving Credit Agreement.

The Matson, Inc. Revolving Credit Agreement, which expires on the fifth anniversary of the initial funding thereunder, provides the Company with an aggregate $375 million, 5-year unsecured commitment ("Matson, Inc. Senior Credit Facility"), with an uncommitted $75 million increase option. The Matson, Inc. Senior Credit Facility also provides for a $100 million sub-limit for the issuance of standby and commercial letters of credit and a $50 million sub-limit for swing line loans.

The Matson, Inc. Senior Credit Facility is subject to commitment fees, letter of credit fees and interest on draws based on the Company's ratio of total debt to EBITDA ("Matson Leverage Ratio"), as defined therein.  Commitment fees and letter of credit fees are computed using rates tied to a sliding scale, which range from 0.15% to 0.40% for commitment fees and 1.00% to 2.25% for letter of credit fees, based on the Matson Leverage Ratio.  Interest rates on draws under the Matson, Inc. Senior Credit Facility are also tied to a sliding scale based on the Matson Leverage Ratio.  These rates range from LIBOR plus 1.00% to LIBOR plus 2.25%.  Alternatively, the Company may select an interest rate at a Base Rate (as defined in the Matson, Inc. Senior Credit Facility) plus a margin that ranges from 0.0% to 1.25%.

Amounts drawn under the Matson, Inc. Senior Credit Facility are expected to bear interest at LIBOR plus 1.50%, provided the Company maintains a Matson Leverage Ratio of less than or equal to 2.5 to 1.0, but greater than 2.0 to 1.0.  The maturity date for draws under the Matson, Inc. Senior Credit Facility ranges from one week to six months, at the Company’s option.  Amounts drawn under the swing line bear interest at a rate equal to the Base Rate plus the applicable margin based on the Matson Leverage Ratio and swing line loans mature no later than ten business days from the date of the draw.

The Matson, Inc. Revolving Credit Agreement contains various restrictive covenants that are substantially the same as those contained in the Matson Note Agreement.

Borrowings under the Matson, Inc. Revolving Credit Agreement are subject to certain conditions, including the execution of guaranties by Matson and certain other subsidiaries of the Company.  It is anticipated that immediately prior to the Separation, the Company will make an initial draw of approximately $245 million which will be used to pay off the Matson Current Revolver and fund a capital contribution to New A&B. Immediately after the consummation of the Separation, the Matson, Inc. Pru Notes are expected to be issued to pay down the Matson, Inc. Revolving Credit Facility to approximately $75 million.

The Matson Note Agreement and the Matson, Inc. Revolving Credit Agreement both contain customary events of default.

Contemporaneously with the execution of the Matson Note Agreement and the Matson, Inc. Revolving Credit Agreement, Matson also entered into a Limited Consent with respect to the Amended and Restated Note Agreement dated as of May 19, 2005 (the “Limited Consent”) and a Letter Consent with respect to the Matson Current Revolver (the “Letter Consent”) authorizing various aspects of the Separation and financing arrangements.

The foregoing description of the terms of the Limited Consent, the Matson Note Agreement, the Letter Consent and the Matson, Inc. Revolving Credit Agreement is qualified in its entirety by reference to the Limited Consent, the Matson Note Agreement, the Letter Consent and the Matson, Inc. Revolving Credit Agreement, copies of which are filed as Exhibits 10.3 through 10.6, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings "A&B Financing" and "Matson Financing" in Item 2.01 is incorporated herein by reference.

Item 8.01 Other Events

  On June 7, 2012, Holdings issued a press release relating to the Merger and the A&B financing and Matson issued a press release relating to its financing. Copies of these press release are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Note Purchase and Private Shelf Agreement among Alexander & Baldwin, Inc., Prudential Investment Management, Inc. and the other purchasers party thereto, dated as of June 4, 2012.
10.2	Credit Agreement between Alexander & Baldwin, Inc., First Hawaiian Bank, Bank of America, N.A. and the other lenders party thereto, dated as of June 4, 2012.
10.3
Letter Consent with respect to the Credit Agreement dated as of August 5, 2011 among First Hawaiian Bank, as Agent, and the other Lenders party thereto and Matson Navigation Company, Inc., dated of June 4, 2012.

10.4	Second Amended and Restated Note Agreement among Matson Navigation Company, Inc., Prudential Investment Management, Inc. and the other purchasers party thereto, dated as of June 4, 2012.
10.5	Limited Consent – Amended and Restated Note Agreement between Matson Navigation Company and The Prudential Insurance Company of America and Pruco Life Insurance Company, dated as of June 4, 2012.
10.6	Credit Agreement between Matson Navigation Company, Inc., First Hawaiian Bank, Bank of America, N.A. and the other lenders party thereto, dated as of June 4, 2012.
99.1	Press Release of Alexander & Baldwin Holdings, Inc. dated June 7, 2012.
99.2	Press Release of Matson Navigation Company, Inc. dated June 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN HOLDINGS, INC.

/s/ Joel M. Wine______________
Joel M. Wine
Senior Vice President,
Chief Financial Officer and Treasurer

Dated:           June 7, 2012

Exhibit Index

Exhibit No.	Exhibit
10.1	Amended and Restated Note Purchase and Private Shelf Agreement among Alexander & Baldwin, Inc., Prudential Investment Management, Inc. and the other purchasers party thereto, dated as of June 4, 2012.
10.2	Credit Agreement between Alexander & Baldwin, Inc., First Hawaiian Bank, Bank of America, N.A. and the other lenders party thereto, dated as of June 4, 2012.
10.3
Letter Consent with respect to the Credit Agreement dated as of August 5, 2011 among First Hawaiian Bank, as Agent, and the other Lenders party thereto and Matson Navigation Company, Inc., dated of June 4, 2012.

10.4	Second Amended and Restated Note Agreement among Matson Navigation Company, Inc., Prudential Investment Management, Inc. and the other purchasers party thereto, dated as of June 4, 2012.
10.5	Limited Consent – Amended and Restated Note Agreement between Matson Navigation Company and The Prudential Insurance Company of America and Pruco Life Insurance Company, dated as of June 4, 2012.
10.6	Credit Agreement between Matson Navigation Company, Inc., First Hawaiian Bank, Bank of America, N.A. and the other lenders party thereto, dated as of June 4, 2012.
99.1	Press Release of Alexander & Baldwin Holdings, Inc. dated June 7, 2012.
99.2	Press Release of Matson Navigation Company, Inc. dated June 7, 2012.